As filed with the Securities and Exchange Commission on June 17, 2004
Registration No. 333-114466

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Collegiate Funding Services, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	6141	04-3649118
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Riverside Parkway

Suite 125
Fredericksburg, Virginia 22406
(540) 374-1600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles L. Terribile

100 Riverside Parkway
Suite 125
Fredericksburg, Virginia 22406
(540) 374-1600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
With copies to:

Michael D. Nathan, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Luciana Fato, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000
    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

EXPLANATORY NOTE

      This Amendment No. 2 to the Registration Statement on Form S-1 of Collegiate Funding Services, Inc. is filed for the purpose of filing an exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

      The actual and estimated expenses in connection with this offering, all of which will be borne by us are as follows:

SEC Registration Fee		$21,856
Printing and Engraving Expenses		*
Legal Fees		*
Accounting Fees		*
Listing Fees		*
NASD Filing Fee		17,750
Miscellaneous		*

Total	$	*

* To be filed by amendment.

Item 14.	Indemnification of Directors and Officers

      Collegiate Funding Services, Inc. (the “Registrant”) is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      Articles VIII and IX of the Registrant’s Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1) provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the Registrant may indemnify directors and officers of the Registrant to the fullest extent permitted by the DGCL.

      Article IV of the Registrant’s Amended and Restated By-laws provides that:

      With respect to third party claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or, if at a time when he or she was a director or officer of the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a director, officer, partner, member, trustee, fiduciary, employee or agent (a

“Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the President of the Registrant and (ii) the Registrant shall not be obligated to indemnify against any amount paid in settlement unless the Registrant has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Registrant or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Registrant or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Registrant in a specific case as permitted by the Amended and Restated By-laws.

      The Registrant’s Amended and Restated By-laws also provides that, with respect to derivative claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Registrant commenced by such Person, but such indemnification may be provided by the Registrant in any specific case as permitted under the Amended and Restated By-laws.

      The Registrant has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Registrant may, in such capacities, incur.

Item 15.	Recent Sales of Unregistered Securities

      Since its inception, the Registrant has issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering thereunder. All of the below-referenced securities are deemed restricted securities for the purposes of the Securities Act. No underwriters were involved in any of the below-referenced sales of securities.

      1.     In connection with the acquisition of us by Lightyear, on May 17, 2002, we issued 8,052,550 shares of Class A common stock to Lightyear and other investors, at a price per share of $1.30 for aggregate cash consideration of $7,966,795 and $2,501,520, respectively; 147,450 shares of Class B common stock to certain members of management, at a price per share of $1.30 for aggregate cash consideration of $191,685; 100,000 shares of Class B common stock to J. Barry Morrow, for no cash consideration; and 10,00,000 shares of preferred stock of CFSL Acquisition Corp., our wholly-owned subsidiary, to Lightyear, other investors and certain members of management, at a price per share of $4.69 for aggregate cash consideration of $31,545,812, $14,595,177 and $759,011, respectively.

      2.     On May 17, 2002, we issued $5,000,000 of convertible notes for cash to Lightyear and other investors. Of this total, $1,009,000 of the notes were convertible into Class A common stock, at a price of $1.30 per share, and $3,991,000 of the notes were convertible into preferred stock of CFSL Acquisition Corp., at a price of $4.69 per share. In connection with the issuance of the convertible notes, we also issued contingent warrants to purchase up to an additional 100,575 shares of Class A common stock, at an exercise price of $0.01 per share. On April 15, 2003, 924,412 shares of Class A common stock and 1,015,382 shares of preferred stock of CFSL Acquisition Corp. were issued in connection with the conversion of the convertible notes plus accrued but unpaid interest and exercise of the contingent warrants. On May 17, 2002, we also issued to holders of the senior notes, warrants to purchase an aggregate of 1,000,000 shares of Class A common stock, at a price of $0.01 per share. As of the date of this filing, these warrants have not been exercised.

      3.     In connection with the acquisition of SunTech, on April 15, 2003, we issued 1,629,688 shares of Class A common stock to Lightyear and other investors, at a price per share of $1.30 for aggregate cash consideration of $1,442,598 and $675,996, respectively; and 1,788,682 shares of preferred stock of CFSL Acquisition Corp. to Lightyear and other investors, at a price per share of $4.69 for aggregate cash consideration of $5,763,555 and $2,625,364, respectively.

      4.     In connection with the redemption of a portion of our senior notes, on October 28, 2003, we issued 3,880,211 shares of Class A common stock to Lightyear and other investors, at a price per share of $1.30 for aggregate cash consideration of $3,675,186 and $1,369,089, respectively; and 4,258,766 shares of preferred stock of CFSL Acquisition Corp. to Lightyear and other investors, at a price per share of $4.69 for aggregate cash consideration of $14,688,690 and $5,284,922, respectively.

      In addition, we have granted options to purchase shares of our common stock to certain members of management, none of which have been exercised to date.

      The sales of the above securities were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act, Regulation S, Regulation D or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or to qualified institutional buyers or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. There were no underwriters involved in connection with the sale of the above securities.

Item 16.	Exhibits and Financial Statement Schedules

      (a) Exhibit Index

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of Collegiate Funding Services, Inc.
3.2*	Amended and Restated By-Laws of Collegiate Funding Services, Inc.
4.1✓**	Stockholders Agreement, dated May 17, 2002, by and among CFSL Holdings Corp., CFSL Acquisition Corp. and the investors listed on Schedule A thereto
4.2*	Form of Certificate of Common Stock
4.3**	Indenture of Trust from Collegiate Funding Services Education Loan Trust I and U.S. Bank National Association, as Eligible Lender Trustee to U.S. Bank National Association, as Indenture Trustee, dated as of November 1, 2001, together with First Supplemental Indenture of Trust, dated November 1, 2001 and Second Supplemental Indenture of Trust, dated July 1, 2002
4.4**	Indenture of Trust between Collegiate Funding Services Education Loan Trust 2003-A and U.S. Bank National Association, as Eligible Lender Trustee and as Trustee, dated as of February 1, 2003
4.5**	Indenture of Trust between Collegiate Funding Services Education Loan Trust 2003-B and U.S. Bank National Association, as Eligible Lender Trustee and as Trustee, dated as of November 1, 2003
4.6**	Indenture of Trust between Collegiate Funding Services Education Loan Trust 2004-A and U.S. Bank National Association, as Eligible Lender Trustee and as Trustee, dated as of April 1, 2004
5.1*	Opinion of Simpson Thacher & Bartlett LLP
10.1**	Warehouse Financing Indenture, dated as of July 23, 2003, by and among Collegiate Funding Services Resources I, LLC, as Issuer, the conduit lenders parties thereto, certain financial institutions parties thereto, as Committed Lenders, Citicorp North America, Inc., as Agent, U.S. Bank National Association, as Indenture Trustee and Eligible Lender Trustee, Collegiate Funding Portfolio Administration, L.L.C., as Administrator and Collegiate Funding Master Servicing, L.L.C., as Master Servicer, together with the Amendment No. 1, dated as of October 30, 2003 and the Amendment No. 2, dated as of February 17, 2004
10.2†**	Consolidation Loan Origination Responsibility Agreement, dated November 15, 1999, by and between Collegiate Funding Services, LLC and Citibank as Trustee for the Student Loan Corporation, together with the First Amendment, dated March 1, 2001, the Second Amendment, dated November 1, 2001, the Third Amendment, dated May 7, 2002, the Fourth Amendment, dated July 25, 2002 and the Fifth Amendment, dated August 20, 2002
10.2.1†	Seventh Amendment Agreement, dated May 20, 2004, by and between Citibank, N.A., as Trustee for the Student Loan Corporation, the Student Loan Corporation and Collegiate Funding Services, LLC
10.3†**	Consolidation Loan Origination Responsibility Agreement, dated December 3, 2002, by and between Collegiate Funding Services, LLC and The Brazos Higher Education Service Corporation, Inc., together with the First Email Agreement, dated September 3, 2003, the Second Email Agreement, dated September 26, 2003 and the First Amendment Agreement, dated January 1, 2004
10.4†**	Real World Consolidation Loan Origination Responsibility Agreement, dated April 1, 2003, by and between Collegiate Funding Services, LLC and Mississippi Higher Education Assistance Corporation
10.5†**	Origination, Disbursement, Interim Sub-Servicing and Purchasing Master Agreement, dated February 19, 2004, by and between Collegiate Funding Services, LLC and the Higher Education Loan Authority of the State of Missouri

Exhibit No.	Description of Exhibit

10.6†**	Private Consolidation Loan Origination Responsibility Agreement, dated June 12, 2001, by and between Collegiate Funding Services, LLC and First Union National Bank of Delaware
10.7†**	Amendment Agreement, dated August 1, 2001, among First Union National Bank of Delaware, The Education Resources Institute, SunTech, Inc. and Collegiate Funding Services, LLC, together with the Amendment Agreement, dated February 20, 2002
10.8†**	Amendment Agreement, dated November 7, 2003, by and between Collegiate Funding Services, LLC, ClassNotes Inc. (d/b/a Educaid) and Wachovia Bank of Delaware (as successor in interest to First Union National Bank of Delaware), together with the Amendment Agreement, dated March 17, 2004
10.9✓**	Credit Agreement, dated as of October 30, 2003 between Collegiate Funding Services, LLC, as Borrower, CFSL Holdings Corp. and CFSL Acquisition Corp., as Parent Guarantors, the Subsidiary Guarantors referred to therein, as Subsidiary Guarantors, the lenders named therein, as Lenders and JPMorgan Chase Bank, as Administrative Agent, together with Amendment No. 1 dated as of April 21, 2004
10.10**	Underwriting Agreement, dated February 25, 2003, by and among Salomon Smith Barney Inc., UBS PaineWebber Inc., UBS Warburg LLC, Collegiate Funding of Delaware, LLC and Collegiate Funding Services, LLC
10.11**	Underwriting Agreement, dated November 25, 2003, by and among Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Collegiate Funding of Delaware, LLC and Collegiate Funding Services, LLC
10.12**	Underwriting Agreement, dated April 16, 2004, by and among Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Collegiate Funding of Delaware, LLC and Collegiate Funding Services, LLC
10.13✓**	Warrant Agreement, dated May 17, 2002, by and among CFSL Holdings Corp. and the purchasers party thereto
10.14*	Stock Incentive Plan of Collegiate Funding Services, Inc.
10.15*	Form of Employment Agreement, by and between Collegiate Funding Services, Inc. and J. Barry Morrow
10.16*	Form of Employment Agreement for Executive Vice Presidents of Collegiate Funding Services, Inc.
10.17*	Form of Employment Agreement by and between Collegiate Funding Services, Inc. and John T. Fees
10.18✓**	Management Agreement, dated May 17, 2002, by and between Lightyear Capital, LLC, CFSL Holdings Corp., CFSL Acquisition Corp. and Collegiate Funding Services, LLC
10.19✓**	Consulting Services Agreement, dated May 17, 2002, between NOBS Capital Ventures, LLC and CFSL Holdings Corp.
10.20**	Consulting Agreement, dated March 31, 2003, among Collegiate Funding Services, LLC, EdPro, LLC and Malcolm B. Lightsey
10.21**	Form of Broker-Dealer Agreement in connection with Collegiate Funding Services Education Loan Trust I
10.22**	Form of Broker-Dealer Agreement in connection with Collegiate Funding Services Education Loan Trust 2003-A, Collegiate Funding Services Education Loan Trust 2003-B, and Collegiate Funding Services Education Loan Trust 2004-A
21.1**	List of Subsidiaries
23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of PBGH LLP

Exhibit No.	Description of Exhibit

24.1**	Powers of Attorney of the directors and officers of the registrants (included in the signature pages to the registration statement)

✓	CFSL Holdings Corp. has subsequently changed its name to Collegiate Funding Services, Inc.
*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act.

(b)	Financial Statement Schedules

None.

Item 17.	Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (1)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (2)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3)     For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 17, 2004.

Collegiate Funding Services, Inc.

By:	/s/ J. BARRY MORROW ______________________________________ Name: J. Barry Morrow Title: principal executive officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004.

Signature	Title	Date

/s/ J. BARRY MORROW J. Barry Morrow	Chief Executive Officer and Director (principal executive officer)	June 17, 2004

/s/ KEVIN A. LANDGRAVER Kevin A. Landgraver	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 17, 2004

* Donald B. Marron	Chairman of the Board of Directors and Director	June 17, 2004

* Lawrence A. Hough	Director	June 17, 2004

* Bruce J. Rubin	Director	June 17, 2004

* Richard J. Sterne	Director	June 17, 2004

* Mark F. Vassallo	Director	June 17, 2004

*By: /s/ KEVIN A. LANDGRAVER Name: Kevin A. Landgraver Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of Collegiate Funding Services, Inc.
3.2*	Amended and Restated By-Laws of Collegiate Funding Services, Inc.
4.1✓**	Stockholders Agreement, dated May 17, 2002, by and among CFSL Holdings Corp., CFSL Acquisition Corp. and the investors listed on Schedule A thereto
4.2*	Form of Certificate of Common Stock
4.3**	Indenture of Trust from Collegiate Funding Services Education Loan Trust I and U.S. Bank National Association, as Eligible Lender Trustee to U.S. Bank National Association, as Indenture Trustee, dated as of November 1, 2001, together with First Supplemental Indenture of Trust, dated November 1, 2001 and Second Supplemental Indenture of Trust, dated July 1, 2002
4.4**	Indenture of Trust between Collegiate Funding Services Education Loan Trust 2003-A and U.S. Bank National Association, as Eligible Lender Trustee and as Trustee, dated as of February 1, 2003
4.5**	Indenture of Trust between Collegiate Funding Services Education Loan Trust 2003-B and U.S. Bank National Association, as Eligible Lender Trustee and as Trustee, dated as of November 1, 2003
4.6**	Indenture of Trust between Collegiate Funding Services Education Loan Trust 2004-A and U.S. Bank National Association, as Eligible Lender Trustee and as Trustee, dated as of April 1, 2004
5.1*	Opinion of Simpson Thacher & Bartlett LLP
10.1**	Warehouse Financing Indenture, dated as of July 23, 2003, by and among Collegiate Funding Services Resources I, LLC, as Issuer, the conduit lenders parties thereto, certain financial institutions parties thereto, as Committed Lenders, Citicorp North America, Inc., as Agent, U.S. Bank National Association, as Indenture Trustee and Eligible Lender Trustee, Collegiate Funding Portfolio Administration, L.L.C., as Administrator and Collegiate Funding Master Servicing, L.L.C., as Master Servicer, together with the Amendment No. 1, dated as of October 30, 2003 and the Amendment No. 2, dated as of February 17, 2004
10.2†**	Consolidation Loan Origination Responsibility Agreement, dated November 15, 1999, by and between Collegiate Funding Services, LLC and Citibank as Trustee for the Student Loan Corporation, together with the First Amendment, dated March 1, 2001, the Second Amendment, dated November 1, 2001, the Third Amendment, dated May 7, 2002, the Fourth Amendment, dated July 25, 2002 and the Fifth Amendment, dated August 20, 2002
10.2.1†	Seventh Amendment Agreement, dated May 20, 2004, by and between Citibank, N.A., as Trustee for the Student Loan Corporation, the Student Loan Corporation and Collegiate Funding Services, LLC
10.3†**	Consolidation Loan Origination Responsibility Agreement, dated December 3, 2002, by and between Collegiate Funding Services, LLC and The Brazos Higher Education Service Corporation, Inc., together with the First Email Agreement, dated September 3, 2003, the Second Email Agreement, dated September 26, 2003 and the First Amendment Agreement, dated January 1, 2004
10.4†**	Real World Consolidation Loan Origination Responsibility Agreement, dated April 1, 2003, by and between Collegiate Funding Services, LLC and Mississippi Higher Education Assistance Corporation
10.5†**	Origination, Disbursement, Interim Sub-Servicing and Purchasing Master Agreement, dated February 19, 2004, by and between Collegiate Funding Services, LLC and the Higher Education Loan Authority of the State of Missouri
10.6†**	Private Consolidation Loan Origination Responsibility Agreement, dated June 12, 2001, by and between Collegiate Funding Services, LLC and First Union National Bank of Delaware

Exhibit No.	Description of Exhibit

10.7†**	Amendment Agreement, dated August 1, 2001, among First Union National Bank of Delaware, The Education Resources Institute, SunTech, Inc. and Collegiate Funding Services, LLC, together with the Amendment Agreement, dated February 20, 2002
10.8†**	Amendment Agreement, dated November 7, 2003, by and between Collegiate Funding Services, LLC, ClassNotes Inc. (d/b/a Educaid) and Wachovia Bank of Delaware (as successor in interest to First Union National Bank of Delaware), together with the Amendment Agreement, dated March 17, 2004
10.9✓**	Credit Agreement, dated as of October 30, 2003 between Collegiate Funding Services, LLC, as Borrower, CFSL Holdings Corp. and CFSL Acquisition Corp., as Parent Guarantors, the Subsidiary Guarantors referred to therein, as Subsidiary Guarantors, the lenders named therein, as Lenders and JPMorgan Chase Bank, as Administrative Agent, together with Amendment No. 1 dated as of April 21, 2004
10.10**	Underwriting Agreement, dated February 25, 2003, by and among Salomon Smith Barney Inc., UBS PaineWebber Inc., UBS Warburg LLC, Collegiate Funding of Delaware, LLC and Collegiate Funding Services, LLC
10.11**	Underwriting Agreement, dated November 25, 2003, by and among Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Collegiate Funding of Delaware, LLC and Collegiate Funding Services, LLC
10.12**	Underwriting Agreement, dated April 16, 2004, by and among Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Collegiate Funding of Delaware, LLC and Collegiate Funding Services, LLC
10.13✓**	Warrant Agreement, dated May 17, 2002, by and among CFSL Holdings Corp. and the purchasers party thereto
10.14*	Stock Incentive Plan of Collegiate Funding Services, Inc.
10.15*	Form of Employment Agreement, by and between Collegiate Funding Services, Inc. and J. Barry Morrow
10.16*	Form of Employment Agreement for Executive Vice Presidents of Collegiate Funding Services, Inc.
10.17*	Form of Employment Agreement by and between Collegiate Funding Services, Inc. and John T. Fees
10.18✓**	Management Agreement, dated May 17, 2002, by and between Lightyear Capital, LLC, CFSL Holdings Corp., CFSL Acquisition Corp. and Collegiate Funding Services, LLC
10.19✓**	Consulting Services Agreement, dated May 17, 2002, between NOBS Capital Ventures, LLC and CFSL Holdings Corp.
10.20**	Consulting Agreement, dated March 31, 2003, among Collegiate Funding Services, LLC, EdPro, LLC and Malcolm B. Lightsey
10.21**	Form of Broker-Dealer Agreement in connection with Collegiate Funding Services Education Loan Trust I
10.22**	Form of Broker-Dealer Agreement in connection with Collegiate Funding Services Education Loan Trust 2003-A, Collegiate Funding Services Education Loan Trust 2003-B, and Collegiate Funding Services Education Loan Trust 2004-A
21.1**	List of Subsidiaries
23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of PBGH LLP
24.1**	Powers of Attorney of the directors and officers of the registrants (included in the signature pages to the registration statement)

✓	CFSL Holdings Corp. has subsequently changed its name to Collegiate Funding Services, Inc.
*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act.